Exhibit 99.01

FOR IMMEDIATE RELEASE

Investor Contact: Michael J. Rockenbach	Press Contact: Robin Austin
Chief Financial Officer	Director, Public Relations
(714) 885-3695	(714) 885-3462
EMULEX REPORTS FIRST QUARTER FISCAL 2007 RESULTS
Results led by 100% sequential increase in 4 gigabit products

     COSTA MESA, Calif., October 26, 2006 — Emulex Corporation (NYSE:ELX), today announced results for its first fiscal quarter ended October 1, 2006.
First Quarter Highlights
•	Revenues of $102.3 million, representing a 3% sequential increase and exceeding August guidance of $98-$101 million.

•	Next-generation 4 Gb/s (gigabits per second) solutions doubled sequentially to 41% of total revenues.

•	GAAP gross margins of 60% and non-GAAP gross margins of 64%.

•	GAAP operating income of $17.6 million, or 17% of revenue. Non-GAAP operating income of $29.4 million, or 29% of revenue.

•	GAAP diluted EPS of $0.17 and non-GAAP diluted EPS of $0.25

•	Inventory turns of 7.7 driven by a $1.1 million decrease in inventory.

•	Days Sales Outstanding (DSOs) of 37 days, and accounts and other receivables decreased by $5.1 million.

•	Cash and investments, net of debt, of $412.9 million prior to the completion of the Sierra Logic Inc. acquisition on the first day of the second fiscal quarter.
GAAP results include a change in the estimated in-process research and development (IPR&D) charge associated with the acquisition of Aarohi Communications in May 2006.
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Emulex Corporation FY ‘07 First Quarter Results
October 26, 2006

Financial Results
     First quarter revenues of $102.3 million, essentially all of which were comprised of Fibre Channel products, rose 3% sequentially from the fourth quarter of fiscal 2006 and decreased 2% from the same period a year ago. First quarter GAAP net income of $15.0 million, or $0.17 per diluted share, represented an increase of $19.7 million in net income sequentially. GAAP net income decreased 9% from the comparable year-ago results, primarily due to an increase in the on-going operating expenses resulting from the Aarohi acquisition. Non-GAAP net income for the first quarter, which excludes IPR&D, amortization of intangibles, stock-based compensation and a recovery related to the prior impairment of a strategic investment and associated note, was $22.8 million, or $0.25 per diluted share, representing an increase of 6% sequentially. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data.
     Jim McCluney, President and CEO of Emulex stated, “We continued to lay the foundation for growth with solid progress toward our goals of capturing design wins in every major platform at every major OEM. With the announcement of our first-ever design win with IBM System x servers, our HBAs are now offered by every IBM division. We are now poised to expand this business, much as we have successfully accomplished with Sun over the past year. Further, our HBAs are now shipping with all the major suppliers of blade servers, positioning us for success in this fast growing market segment.”
     “On October 2, 2006, we announced the completion of the acquisition of Sierra Logic, Inc. Sierra Logic’s multi-protocol embedded bridges and routers, combined with our embedded switches and I/O controllers, form our Embedded Storage Products (ESP). This acquisition is a key part of our diversification strategy, and positions Emulex to offer a complete set of end-to-end solutions for enterprise class storage systems in this fast growing market,” concluded McCluney.
Business Outlook
     Although actual results may vary depending on a variety of factors, many of which are outside Emulex’s control, Emulex is providing guidance for its second fiscal quarter ending December 31, 2006. Benefiting from the seasonally strong December quarter, combined with the added revenues from the Sierra Logic acquisition, Emulex believes it will have the opportunity to grow revenue up to 17% sequentially. As a result, Emulex is budgeting for second quarter revenues in a range of $115-$119 million. Emulex expects gross margins will be comparable to the prior quarter, and non-GAAP earnings per share could amount to $0.25-$0.27. On a GAAP basis, Emulex expects diluted second
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Emulex Corporation FY ‘07 First Quarter Results
October 26, 2006

quarter EPS of $0.15-$0.17 per share, reflecting approximately $0.10 per share in expected GAAP charges arising primarily from amortization of intangibles and stock-based compensation. Additionally, Emulex will incur charges associated with the acquisition of Sierra Logic, including additional stock-based compensation, amortization of intangibles and in-process research and development. However, as the valuation and the purchase allocation are not yet complete, Emulex is unable to predict the impact of the acquisition on its GAAP earnings per share at this time.
Webcast Information
     Emulex will host a webcast today at 2:00 p.m. Pacific time to discuss the financial results in detail. The webcast may be accessed live via the home page of the Emulex website at www.emulex.com. During the call, Emulex will discuss details of the first fiscal quarter financial results. A replay of the webcast will be available in the audio archive section of the investor relations page of the Emulex website. In addition, a replay of the quarterly conference call will be available for 48 hours by calling (888) 203-1112 — and using the passcode 1416695.
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Emulex Corporation FY ‘07 First Quarter Results
October 26, 2006

About Emulex
     Emulex Corporation creates enterprise-class products that intelligently connect storage, servers and networks. The world’s leading server and storage providers rely on Emulex award-winning HBAs, intelligent storage platforms and embedded storage products, including switches, bridges, routers and I/O controllers, to build reliable, scalable and high performance storage and server solutions. Emulex is listed on the New York Stock Exchange (NYSE:ELX) and corporate headquarters are located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.

Note Regarding Non-GAAP Financial Information. To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company has included the following non-GAAP financial measures in this press release or in the webcast to discuss the Company’s financial results for the first quarter which may be accessed via the Company’s website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (iv) non-GAAP earnings per share. Each of these non-GAAP financial measures are adjusted from results based on GAAP to exclude certain expenses. As a general matter, the Company uses these non-GAAP measures in addition to and in conjunction with results presented in accordance with GAAP. Among other things, the Company uses such non-GAAP financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its core business, in connection with the preparation of annual budgets, and in measuring performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.
These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
The non-GAAP disclosures and the non-GAAP adjustments, including the basis for excluding such adjustments and the impact on the Company’s operations, are outlined below:
     Non-GAAP gross margin. Non-GAAP gross margin excludes the effects of amortization of intangibles and stock-based compensation. Amortization of intangibles is a non-cash expense relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company are valued and amortized over their estimated lives. The Company believes that such intangibles do not constitute part of its core business because they generally represent costs incurred by the acquired
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Emulex Corporation FY ‘07 First Quarter Results
October 26, 2006

company to build value prior to acquisition and as such they are part of transaction costs rather than ongoing costs of operating the Company’s core business. In this regard, the Company notes that (i) once the intangibles are fully amortized, they generally will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although the Company sets the amortization expense based on useful life of the various assets at the time of the transaction, the Company cannot influence the timing and amount of the future amortization expense recognition once the lives are established. As a result, the Company believes that exclusion of these amortization costs in presenting non-GAAP gross margin and other non-GAAP financial measures gives management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within its core business. Similarly, the Company believes that presentation of gross margin and other non-GAAP measures that exclude the impact to gross margin of stock-based compensation expense assists management and investors in evaluating the period over period performance of the Company’s ongoing core business operations because the expenses are non-cash in nature and, although the size of the grants is within the Company’s control, the amount of expense varies depending on factors such as short-term fluctuations in stock price and volatility which can be unrelated to the operational performance of the Company during the period in question and generally is outside the control of management during the period in which the expense is incurred. Moreover, the Company believes that the exclusion of stock-based compensation in presenting non-GAAP gross margins and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to the Company’s gross margins and other financial measures in comparison to both prior periods as well as to its competitors.
     The Company believes disclosure of non-GAAP gross margins has economic substance because the excluded expenses do not represent current cash expenditures and, as described above, the Company has little control over the timing and amount of the expenditures in question. A material limitation associated with the use of this measure as compared to the GAAP measure of gross margin is that it may not be comparable with the calculation of gross margin for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP operating income. Non-GAAP operating income excludes the effects of (i) amortization of intangibles, (ii) in process research and development expenses, and (iii) stock-based compensation expense. The Company believes that presentation of a measure of operating income that excludes amortization of intangibles and stock-based compensation expense is useful to management and investors for the same reasons as described above with respect to gross margin. In process research and development is a non-cash expense relating to acquisitions. At the time of an acquisition, in-process research and development costs of the acquired entity are expensed. As is the case with respect to the amortization of intangibles, the Company believes that such in process research and development expenses do not constitute part of its core business because they generally represent costs incurred by the acquired company to build value or develop technology prior to acquisition and as such they are part of transaction costs rather than ongoing costs of operating the Company’s core business. In this regard, the Company notes that (i) once in process research and development is expensed, it generally will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) the
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Emulex Corporation FY ‘07 First Quarter Results
October 26, 2006

Company cannot influence the amount of in process research and development expenses incurred. As a result, the Company believes that exclusion of in process research and development expenses in presenting non-GAAP operating income gives management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within its core business.
     The Company believes disclosure of non-GAAP operating income has economic substance because the excluded expenses are either non-recurring in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating income is that it may not be comparable with the calculation of operating income for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP operating expense. Non-GAAP operating expense excludes the effects of (i) amortization of intangibles, (ii) in process research and development expenses, and (iii) stock-based compensation expense. The Company believes that presentation of a measure of operating expenses that excludes the amortization of intangibles, in process research and development expenses, and stock-based compensation expense is useful to investors and the Company for the same reasons as described above with respect to non-GAAP operating income.
     The Company believes disclosure of non-GAAP operating expense has economic substance because the excluded expenses are either non-recurring in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating expenses is that it may not be comparable with the calculation of operating expenses for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP net income and non-GAAP net income per share. Non-GAAP net income and non-GAAP net income per share exclude the effects of (i) amortization of intangibles and in process research and development expenses, (ii) stock-based compensation expense, and (iii) recovery of a previous impairment of a strategic investment and associated note. In addition, non-GAAP net income and non-GAAP net income per share reflect an adjustment of income tax expense associated with exclusion of the foregoing expense (income) items. The adjustment of income taxes is required in order to provide management and investors a more accurate assessment of the taxes that would have been payable on net income, as adjusted by exclusion of the effects of the above-listed items. The Company believes that presentation of measures of net income and net income per share that exclude these items is useful to management and investors for the reasons described above with respect to non-GAAP gross margins and non-GAAP operating income.
     The Company believes disclosure of non-GAAP net income and non-GAAP net income per share has economic substance because the excluded expenses are either non-recurring in nature, do not represent current cash expenditures, or, with respect to gains (losses) associated with the repurchase of
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Emulex Corporation FY ‘07 First Quarter Results
October 26, 2006

convertible subordinated notes, are unlikely to be recurring and are variable in nature. A material limitation associated with the use of this measure as compared to the GAAP measures of net income and net income per share is that they may not be comparable with the calculation of net income and net income per share for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the ability to realize the anticipated benefits of the acquisitions of Sierra Logic, Inc. and Aarohi Communications, Inc. on a timely basis or at all, and the Company’s ability to integrate the technology, operations, and personnel of Aarohi and Sierra Logic into its existing operations in a timely and efficient manner. Those factors include the ability to integrate Aarohi and to realize the anticipated benefits on a timely basis or at all, and the company’s ability to integrate the technology, operations and personnel of Aarohi into its existing operations in a timely and efficient manner. The fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. In the past, the Company’s results have been significantly impacted by a widespread slowdown in technology investment that pressured the storage networking market that is the mainstay of the Company’s business. A downturn in information technology spending could adversely affect the Company’s revenues and results of operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of the Company’s OEM customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable booking patterns of the Company’s customers; the effects of terrorist activities, natural disasters and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the Company’s ability and the ability of the Company’s OEM customers to keep pace with the rapid technological changes in the Company’s industry and gain market acceptance for new products and technologies; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific computer chip solutions for selected applications; a shift in unit product mix from higher-end to lower-end products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; plans for research and development in India; the Company’s dependence on foreign sales and foreign produced products; the effect of acquisitions; impairment charges; changes in tax rates or legislation; and changes in accounting standards. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are discussed in the company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q, under the caption “Risk Factors.”

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.
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Emulex Corporation FY ‘07 First Quarter Results
October 26, 2006

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended
	October 1,	October 2,
	2006	2005

Net revenues	$102,318	$104,379
Cost of sales	41,119	41,802

Gross profit	61,199	62,577

Operating expenses:
Engineering and development	25,311	21,855
Selling and marketing	10,192	7,957
General and administrative	6,160	5,944
In-process research and development	(950)	—
Amortization of other intangible assets	2,853	2,731

Total operating expenses	43,566	38,487

Operating income	17,633	24,090

Nonoperating income:
Interest income	7,438	3,746
Interest expense	(624)	(624)
Other income (expense), net	813	(2)

Total nonoperating income	7,627	3,120

Income before income taxes	25,260	27,210

Income tax provision	10,298	10,774

Net income	$14,962	$16,436

Net income per share:
Basic	$0.18	$0.20

Diluted	$0.17	$0.19

Number of shares used in per share computations:
Basic	84,508	83,398

Diluted	91,410	90,825

The interest expense adjustment, net of tax, to the Company’s GAAP diluted per share calculation due to the dilutive effect of its convertible subordinated notes was $369 and $376 for the three months ended October 1, 2006, and October 2, 2005 respectively.
Please note that the amortization of technology intangibles resulting from previous acquisitions has been reclassified from operating expenses to cost of sales for the three months ended October 2, 2005 to conform to the current period presentation.
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Emulex Corporation FY ‘07 First Quarter Results
October 26, 2006

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	October 1,	July 2,
	2006	2006

Assets

Current assets:
Cash and cash equivalents	$305,638	$224,292
Investments	330,836	367,054
Accounts and other receivables, net	56,235	61,362
Inventories, net	21,332	22,414
Prepaid and other assets	5,115	4,618
Deferred income taxes	21,826	27,814

Total current assets	740,982	707,554

Property and equipment, net	66,513	66,951
Investments	12,073	7,103
Intangible assets, net	70,506	77,765
Deferred income taxes	8,509	352
Other assets	718	432

	$899,301	$860,157

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$22,599	$17,847
Accrued liabilities	24,717	21,910
Income taxes payable	33,573	27,630
Convertible subordinated notes	235,626	235,177

Total current liabilities	316,515	302,564

Other liabilities	630	680

Total liabilities	317,145	303,244

Total stockholders’ equity	582,156	556,913

	$899,301	$860,157

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Emulex Corporation FY ‘07 First Quarter Results
October 26, 2006

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information
Historical Revenue by Channel and Territory:

	Q1 FY 2007	% Total	Q1 FY 2006	% Total
($000s)	Revenue	Revenue	Revenue	Revenue	% Change

Revenue from OEM customers	$67,577	66%	$61,752	59%	9%
Revenue from distribution	34,610	34%	42,618	41%	(19)%
Other	131	nm	9	nm	nm

Total net revenues	$102,318	100%	$104,379	100%	(2)%

United States	$53,739	53%	$57,327	55%	(6)%
Pacific Rim countries	13,240	13%	16,092	15%	(18)%
Europe and rest of world	35,339	34%	30,960	30%	14%

Total net revenues	$102,318	100%	$104,379	100%	(2)%

Summary of Stock Based Compensation:

	Three Months Ended
	October 1,	October 2,
	2006	2005

Cost of sales	$251	$52
Engineering & development	2,708	1,922
Selling & marketing	1,388	1,055
General & administrative	1,654	1,804

Total stock based compensation	$6,001	$4,833

Reconciliation of GAAP gross margin to non-GAAP gross margin:

	Three Months Ended
	October 1,	October 2,
	2006	2005

GAAP gross margin	59.8%	60.0%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.0%	0.0%
Amortization of intangibles	4.1%	3.5%

Non-GAAP gross margin	63.9%	63.5%

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Emulex Corporation FY ‘07 First Quarter Results
October 26, 2006

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:

	Three Months Ended
	October, 1	October 2,
	2006	2005

GAAP operating expenses, as presented above	$43,566	$38,487

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Stock-based compensation	(5,750)	(4,781)
Amortization of intangibles	(2,853)	(2,731)
In-process research and development (1)	950	—

Impact on operating expenses	(7,653)	(7,512)

Non-GAAP operating expenses	$35,913	$30,975

Reconciliation of GAAP operating income to non-GAAP operating income:

	Three Months Ended
	October 1,	October 2,
	2006	2005

GAAP operating income, as presented above	$17,633	$24,090

Items excluded from GAAP operating income to calculate non-GAAP operating income:
Stock-based compensation	6,001	4,833
Amortization of intangibles	6,743	6,384
In-process research and development (1)	(950)	—

Impact on operating income	11,794	11,217

Non-GAAP operating income	$29,427	$35,307

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Emulex Corporation FY ‘07 First Quarter Results
October 26, 2006

Reconciliation of GAAP net income to non-GAAP net income:

	Three Months Ended
	October 1,	October 2,
	2006	2005

GAAP net income, as presented above	$14,962	$16,436

Items excluded from GAAP net income to calculate non-GAAP net income:
Stock-based compensation	6,001	4,833
Amortization of intangibles	6,743	6,384
In-process research and development (1)	(950)	—
Net recovery related to a previous impairment of a strategic investment and associated note	(819)	—
Income tax effect of above items	(3,184)	(3,349)

Impact on net income	7,791	7,868

Non-GAAP net income	$22,753	$24,304

Reconciliation of diluted GAAP earnings per share to diluted non-GAAP earnings per share:

	Three Months Ended
	October 1,	October 2,
	2006	2005

Diluted GAAP earnings per share, as presented above	$0.17	$0.19

Items excluded from diluted GAAP earnings per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Stock-based compensation	0.05	0.04
Amortization of intangibles	0.05	0.04
In-process research and development (1)	(0.01)	—
Net recovery related to a previous impairment of a strategic investment and associated note (2)	(0.01)	—

Impact on diluted earnings per share	0.08	0.08

Non-GAAP diluted earnings per share	$0.25	$0.27

Diluted shares used in GAAP and non-GAAP per share computations	91,410	90,825

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Emulex Corporation FY ‘07 First Quarter Results
October 26, 2006

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for
Three Months Ending
December 31, 2006
Non-GAAP diluted earnings per share guidance	$0.25 – 0.27

Items excluded, net of tax, from non-GAAP diluted earning per share to calculate GAAP diluted earnings per share guidance:
Amortization of intangibles	0.05
Stock-based compensation	0.05

GAAP diluted earnings per share guidance(2)	$0.15 – 0.17

(1)	In-process research and development adjustment as the Company has continued to refine the purchase price allocation associated with the Aarohi acquisition.

(2)	Excludes some effects arising from the acquisition of Sierra Logic, Inc. Emulex will incur charges associated with this acquisition, including additional stock-based compensation, amortization of intangibles and in-process research and development. Because the valuation of deferred tax assets and intangibles associated with the acquisition of Sierra Logic, Inc., which are expected to include core and developed technology, in-process research and development, customer relationships and covenants not-to-complete, is not yet complete and the related purchase price allocation has not been finalized, Emulex is unable to provide complete earnings per share guidance under GAAP at this time.
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